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                                                                      Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 22, 1999, in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-31491) of The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company and hereinafter referred to as the Company).

Our audit also included the financial statement schedules of the Company listed in Item 16(b). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                     ERNST & YOUNG LLP


Boston, Massachusetts
March 31, 1999